Fourth Quarter 2022 February 28, 2023 Transforming Disease Management

2 This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning: generating between $170-180 million in total revenue in 2023; estimated sizes of the total addressable markets of our current and future commercial and pipeline products within our dermatologic, gastrointestinal and mental health franchises, and our anticipated actions to further the growth of these franchises and products in 2023 and beyond, and any resulting financial or operational metrics or related expectations with respect to future performance; our ongoing studies generating data that further supports the clinical value of our tests and provider and payer adoption; and our expectations regarding catalysts of continued growth in 2023, including (i) publication of a collaborative NCI study showing higher melanoma specific survival for patients tested with DecisionDx-Melanoma, (ii) our new GI and MyPath commercial team expansion becoming substantially integrated into our sales and marketing efforts in Q2 2023, (iii) receiving a draft LCD for DecisionDx-SCC from Palmetto in the first half of 2023, (iv) the opening of our Pittsburgh lab in Q2 2023, and (v) further refinement of sales territories in our dermatologic, GI and mental health franchises. The words “can,” “estimates,” “expects” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the accuracy of our assumptions and expectations underlying our fiscal 2023 revenue target (including, without limitation, our assumptions or expectations regarding (i) continued reimbursement for our commercial tests at the current rates throughout 2023, (ii) our estimated total addressable markets for our products and product candidates and the related expenses, capital requirements and potential needs for additional financing, (iii) the anticipated cost, timing and success of our product candidates, and our plans to research, develop and commercialize new tests and (iv) our ability to successfully integrate new businesses, assets, products or technologies acquired through previously completed acquisitions); the effects of the COVID-19 pandemic on our business and our efforts to address its impact on our business; subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this presentation, including with respect to the diagnostic and prognostic tests discussed in this presentation; actual application of our tests may not provide the aforementioned benefits to patients; and the risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law. Forward-Looking Statements

3 Strong Performance in 2022 44,419 37,331 Total test reports Total Dermatology test reports 2022 2021 1See Non-GAAP reconciliations at the end of this presentation. 2Cash use includes acquisition of AltheaDx. $137.0M $139.0M Revenues Adj. Revenues1 70.6% 77.0% Gross Margin Adj. Gross Margin1 28,145 26,500 $94.1M $90.8M 81.1% 82.6% Expecting approximately $170 – 180 million in 2023 revenue $(41.7)M $(41.7)M Operating Cash Flow Adj. Operating Cash Flow1 $259M2 Cash, Cash Equivalents & Marketable Investment Securities as of end of period $(19.0)M $(12.5)M $330M $(67.1)M $(42.6)M Net Loss Adj. EBITDA1 $(31.3)M $(14.9)M

4 $13.8 $22.8 $51.9 $62.6 $94.1 $137.0 2017 2018 2019 2020 2021 2022 10,614 13,445 17,055 18,185 28,145 44,419 2017 2018 2019 2020 2021 2022 Consistent Execution of Growth Initiatives Supports Long-Term Growth 2017-2022 Revenue 2017-2022 Total Test Report Volume 1 2 1Due to COVID-19, cutaneous melanoma diagnoses were down 20% for 2020; 2 Cutaneous melanoma diagnoses were down 11% for 2021. 58% 46%

5 Presented three-year financial targets and strategic guideposts at 2022 Investor Day Developed expanded evidence supporting portfolio of innovative tests through the acceptance/publication of 14 peer- reviewed studies across all franchises Key 2022 Accomplishments Transition of IDgenetix clinical services from San Diego lab and the folding of operations into our Phoenix location TissueCypher granted ADLT status by Medicare, recognizing the test for providing clinical diagnostic information that cannot be obtained from any other test or combination of tests Delivered strong year-over-year growth in revenue (met top end of guided range) and test report volume (total test reports delivered in 2022 were 44,419 up 58% over 2021) 1ADLT=Advanced Diagnostic Laboratory Test

6 Answering Clinical Questions to Guide Care Along the Patient Journey Our focus is on diagnostic support, risk stratification and therapy response areas of the patient care continuum Dermatology Ophthalmology Gastroenterology Mental Health Screening Diagnostic Support Risk Stratification Therapy Response MRD/Recurrence MonitoringPATIENT CARE JOURNEY Inflammatory Skin Disease Pipeline Test

Estimated ~$8B U.S. Total Addressable Market[1] for Commercially Available Tests

Dermatology			Gastroenterology	Mental Health
Cutaneous melanoma/ risk of metastasis, SLNB positivity risk	Cutaneous squamous cell carcinoma/risk of metastasis	Suspicious pigmented lesions/melanoma status	Barrett's esophagus/risk of progression to esophageal cancer	Mental health therapy response
~130K Patients classified as Stage I, II or III[2]	~200K Patients w/high-risk features[2]	~300K Patients w/ diagnostically ambiguous lesions	~415K Patients receiving upper GI endoscopies/year who meet the intended use criteria for TissueCypher[3]	Based on indicated use of IDgenetix for patients diagnosed with depression, anxiety and other mental health conditions
~$540M	**~$820M**	**~$600M**	**~$1B**	**~$5B**

Tests in pipeline add an additional estimated ~$3.6B to our U.S. TAM
($1.9B for inflammatory skin disease pipeline test and ~$1.7B for additional dermatology pipeline tests)

CASTLE BIOSCIENCES

[1]U.S. TAM = Total addressable market based on estimated patient population assuming average reimbursement rate among all payors.[2]Annual U.S. incidence for Stage I, II or III melanoma estimated at 130,000; annual U.S. incidence for squamous cell carcinoma estimated at 1,000,000 with addressable market limited to carcinomas with one or more high risk features; annual U.S. incidence for suspicious pigmented lesion biopsies estimated at 2,000,000 with addressable market limited to the 15% with an indeterminant biopsy.[3]415,000 upper GI endoscopies/year with confirmed dx of BE (ND, IND, LGD, EXCLUDING HGD) x $2,513 = U.S. only TAM of ~$1 billion

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Significant Scientific Evidence Through Robust Clinical Research Program Across Our Testing Portfolio

13
Ongoing clinical research studies

231
Committed/contributing clinical research sites at year-end 2022

~11,200+
Patients[1] enrolled in studies at year-end 2022

~12,000+
Patients enrolled in studies over lifetime of Castle[2]

Ongoing collaboration with NCI/SEER has allowed for analyses of 9,200+ patients clinically tested with DecisionDx-Melanoma[3] and 2,900+ patients clinically tested with DecisionDx-UM[4] to date

CASTLE BIOSCIENCES

Data as of Dec. 31, 2022

[1]One TissueCypher study involves patients and ~250 physicians; [2]Number reflects studies that span Castle's dermatology, ophthalmology and gastroenterology portfolios; [3]SEER cancer registries linked CM cases diagnosed from 2013-2018 to data for patients with stage I-III CM tested with the 31-GEP as of Dec. 31, 2022; includes patients in studies not yet published; [4]SEER cancer registries linked UM cases diagnosed in 2018 for patients with primary uveal melanoma tested with the 15-GEP; includes patients in studies not yet published.

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9 Expected publication of collaborative NCI study showing higher melanoma specific survival for patients tested with DecisionDx-Melanoma Expect new GI and MyPath commercial team expansion to reach optimal productivity in Q2 2023 Pittsburgh lab opening in Q2 2023, bringing Castle’s total laboratory operations space combined to 52,000 square feet Further refinement of sales territories in our Derm, GI and Mental Health franchises Well Positioned for Continued Growth with Expected 2023 Catalysts Expect draft LCD for DecisionDx-SCC from Palmetto in 1H 2023

10 Strong Growth in Our Foundational Dermatology Business Strong provider growth and continued adoption with ~2,312 new ordering clinicians and ~7,670 total ordering clinicians for our dermatologic tests for the year ended Dec. 31, 20221 1New ordering clinician =clinician who ordered a Castle dermatologic test for the first time. 26,500 37,331 Total Dermatology Test Reports 2021 2022

DecisionDx-Melanoma Disease Specific Survival Outcomes Are Favorable Relative to Other Tests

Sentinel lymph node biopsy (SLNB)

- SLNB is a risk-stratification surgical procedure "test" in melanoma
- MSLT-1 found that SLNB had no impact on 10-year melanoma-specific survival[1]

Tumor size	P-value	10-yr MSS
Thin (<1.2mm)	Not reported	Not impacted
Intermediate (1.2-3.5mm)	not significant (p=.18)	Not impacted
Thick (>3.5)	not significant (p=.56)	Not impacted

Breast Cancer Test

Breast Cancer Test[2]	3-yr BCSS*
Breast Cancer Test	99.6%
Matched Untested	99.1%
Absolute Mortality Difference	**0.50% (p<0.05)**

BCSS mortality difference of **0.50% at 3 years** when comparing tested and untested populations

DecisionDx Melanoma

DecisionDx Melanoma	3-yr MSS[3]
DecisionDx-Melanoma	97.7%
Matched Untested	96.6%
Absolute Mortality Difference	**1.1% (p<0.05)**

MSS mortality difference of **1.1% at 3 years** when comparing tested and untested populations

[1]Morton et al. *N Engl J Med* 2014; [2]Zhang et al. *Breast Cancer Res Treat.* 2020; [3]Kurley et al. EADO 2022. *https://apps.automeris.io/wpd/

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12 TissueCypher Is a Risk Stratification Tool for Patients with Barrett's Esophagus Low RiskHigh Risk • Indicated for NDBE, IND, and LGD • High Risk score enables increased surveillance or early intervention to prevent cancer • Low Risk score minimizes over treatment and supports extension of surveillance intervals to guideline recommendations Individualize 5-year risk of progression to HGD or EAC

13 IDgenetix: Precision Medicine Designed to Streamline Medication Selection for Mental Health • Eliminate trial and error prescribing • 3 in 1 test: • Drug-gene interactions • Drug-drug interactions • Lifestyle factors Next Generation PGx • 2x improved chance of medication response vs. control • >2.5x improved chance of remission of depression symptoms vs. control Unrivaled Efficacy • 10 mental health and pain conditions in one report • <1 minute to collect DNA sample • 3-5 days to receive test report • Specialized sales and medical science liaison support Easy to Use Bradley et al. J Psychiatr Res 2018.

Thank you

15 Use Of Non-GAAP Financial Measures (Unaudited) In this presentation, we use the metrics of Adjusted Revenues, Adjusted Gross Margin, Adjusted Operating Cash Flow and Adjusted EBITDA, which are non- GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenues and Adjusted Gross Margin reflect adjustments to net revenues to exclude changes in variable consideration related to test reports delivered in previous periods but not recorded as revenues until a subsequent period. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted Operating Cash Flow excludes the effects of repayments to Medicare of COVID-19 government relief advancements to healthcare providers. Adjusted EBITDA excludes from net loss interest income, interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, change in fair value of contingent consideration, and acquisition-related transaction costs. We use Adjusted Revenues, Adjusted Gross Margin, Adjusted Operating Cash Flow and Adjusted EBITDA internally because we believe these metrics provide useful supplemental information in assessing our revenue and cash flow performance reported in accordance with GAAP, respectively. We believe that Adjusted Revenues, when used in conjunction with our test report volume information, facilitates investors’ analysis of our current-period revenue performance and average selling price performance by excluding the effects of revenue adjustments related to test reports delivered in prior periods, since these adjustments may not be indicative of the current or future performance of our business. We believe that providing Adjusted Revenues may also help facilitate comparisons to our historical periods. Adjusted Gross Margin is calculated using Adjusted Revenues and therefore excludes the impact of revenue adjustments related to test reports delivered in prior periods, which we believe is useful to investors as described above. We further exclude acquisition- related intangible asset amortization in the calculation of Adjusted Gross Margin. We believe that excluding acquisition-related intangible asset amortization may facilitate gross margin comparisons to historical periods and may be useful in assessing current-period performance without regard to the historical accounting valuations of intangible assets, which are applicable only to tests we acquired rather than internally developed. We believe Adjusted Operating Cash Flow is also useful to investors as a supplement to GAAP measures in the assessment of our cash flow performance by removing the effects of COVID-19 government relief payment activity, which we believe are not indicative of our ongoing operations. We believe Adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses we believe are not indicative of our ongoing performance, such as acquisition-related transaction costs. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

16 Reconciliation of Non-GAAP Financial Measures (Unaudited) The table below presents the reconciliation of adjusted revenues and adjusted gross margin, which are non-GAAP financial measures. See previous slide for further information regarding the Company’s use of non-GAAP financial measures.

17 Reconciliation of Non-GAAP Financial Measures (Unaudited) The table below presents the reconciliation of adjusted operating cash flow, which is a non-GAAP financial measure. See slide 15 for further information regarding the Company’s use of non-GAAP financial measures.

18 Reconciliation of Non-GAAP Financial Measures (Unaudited) The table below presents the reconciliation of adjusted EBITDA, which is a non-GAAP financial measure. See slide 15 for further information regarding the Company’s use of non-GAAP financial measures.

Appendix

20 Leadership Team Overview